Exhibit 99.1

FOR IMMEDIATE RELEASE

SURGE GLOBAL ENERGY APPOINTS ROBERT B. FIELDS AS DIRECTOR

San Diego, CA - March 26, 2007 - Surge Global Energy, Inc. (OTCBB: SRGG) (“Surge” or the “Company”) is pleased to announce that Robert B. Fields has been appointed as a Director. Mr. Fields is an accomplished member of the international business community with diverse experience including key senior management positions and directorships with major corporations, and independent engagements in the fields of management consulting, investment banking, mergers, asset management and dispositions. He is currently the Chairman and Executive Advisor of ActForex, Inc., an established New York based global provider of proprietary software for currency trading. Mr. Fields currently serves on the board of Dorado Exploration Inc., an oil and gas exploration and production company located in Dallas, Texas, and he recently served on the board of Genoil Inc. (TSXV, OTCBB), a technology development company providing solutions to the oil and gas industry. He also serves on the board of Statmon Technologies, Inc. (OTCBB), a provider of remote control and monitoring software technology located in Los Angeles, California.

“We look forward to receiving the benefit of Robert Fields’ business acumen on our executive team and board,” said David Perez, Chairman and Chief Executive Officer of Surge. “He has been a key contributor to the success of many companies in a diverse group of industries throughout his career. We will be taking full advantage of his advice and counsel as we move forward with our plans to exploit an estimated 942 million barrels of oil resources in the oil sands of Alberta, Canada.”

Prior to becoming Chairman of ActForex in 2001, Mr. Fields was Executive Advisor to Laidlaw Global Corp. (AMEX) from 1999 and Vice Chairman and a director of Laidlaw Ship Funding Ltd. from 1997 to 1999. From 1995 to 1998 he was a director of Hospital Staffing Services, Inc. (NYSE). His career has also included serving as President and CEO of L’Express Inc., a New Orleans based interstate regional airline, Executive Vice President of American Finance Group in Boston, Managing Director of Equifund, L.P. (OTCBB), and a director of Flight International Group (OTCBB) of Newport News, Virginia. As well, Mr. Fields has held key positions with, and provided asset and management consulting to, major U.S. corporations including Allied Signal/Henley Group (Honeywell), W.R. Grace & Co., General Electric Credit Corp. and Citibank. He is also President and a director of the Friars National Association Foundation, Inc. of New York, a philanthropic organization for the arts.

About Surge Global Energy, Inc.

Surge Global Energy, Inc. is an early stage oil and gas exploration and production company focused primarily on the aggregation and exploitation oil sands leases in the Peace River and Athabasca areas of Alberta, Canada with an estimated resource potential of up to 942 million net barrels of original bitumen in place (OBIP). Surge also has an interest in an exploration stage oil and gas project in Argentina and is looking to identify, acquire and develop working interests in other underdeveloped oil and gas projects in socially and politically stable regions.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the statements regarding the Company's expectations, hopes or intentions regarding the future, including, but not limited to, general economic conditions, market and business conditions; potential production and industry capacity and estimates. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Additional risks and uncertainties include the possibility that Surge will not discover bitumen, oil or gas in the quantities the Company currently anticipates. To fund the probable and proven reserve development cost effort, Surge and Cold Flow anticipate raising a significant amount of capital which will result in substantial future dilution to existing shareholders. Other risks and uncertainties of the Company's business could cause actual results to differ and are discussed under the heading ``Risk Factors'' and in other sections of the Company's SB-2/A filed with the SEC on May 24, 2006 and February 14, 2007, the Company's Form 10-K for the 2005 fiscal year and in the Company's other periodic reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statements.

For further information, please contact:

Ken Wetherell, Investor Relations
Iradesso Communications
403.503.0144 x224
contact@iradesso.com

William Greene
Chief Financial Officer
Surge Global Energy, Inc.
858.704.5009 (Direct)
858.704.5010 (Main)
858.704.5013 (Fax)
bgreene@surgeglobalenergy.com